UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2026
IDEXX LABORATORIES INC /DE

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
IDEXX LABORATORIES INC /DE

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive	Westbrook,	Maine	04092
(Address of principal executive offices)			(ZIP Code)
0000874716
207.556.0300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	IDXX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ß240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year.
Certificate of Incorporation

At the 2026 annual meeting of shareholders of IDEXX Laboratories, Inc. (the “Corporation”) held on May 12, 2026 (the “Annual Meeting”), upon the recommendation of the Corporation’s Board of Directors (the “Board”), the Corporation’s shareholders approved amendments to the Corporation’s Amended and Restated Certificate of Incorporation to (i) declassify the Board over a three-year period and provide for the annual election of all directors beginning at the 2029 annual meeting of shareholders and (ii) provide for shareholders owning at least 25% of the shares of the Corporation’s capital stock continuously for at least one year the right to have the Corporation call a special meeting of shareholders, subject to satisfaction of additional terms, conditions, limitations and procedures as set forth in the Corporation’s By-Laws, all as more fully described in the Corporation’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 27, 2026 (the “Approved Amendments”).

A Certificate of Amendment reflecting the Approved Amendments was filed with the Secretary of State of the State of Delaware and became effective on May 13, 2026. A copy of such Certificate of Amendment is included as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated By-Laws

On May 13, 2026, pursuant to the Board’s prior approval of certain amendments to our By-Laws, the effectiveness of which were conditioned upon and subject to the filing of a Certificate of Amendment reflecting the Approved Amendments with the Secretary of State of the State of Delaware, the Corporation’s By-Laws were amended and restated effective upon the filing of the aforementioned Certificate of Amendment (the “Amended and Restated By-Laws”). The changes reflected in the Amended and Restated By-Laws include:

•Revisions consistent with the amendments to our Amended and Restated Certificate of Incorporation to declassify the Board;
•Adoption of appropriate terms, conditions, limitations and procedures for requesting a special meeting of shareholders, as more fully described in the Proxy Statement, including as disclosed in Appendix C thereto; and
•Various other technical, ministerial, administrative, conforming and clarifying changes.

The description of the Amended and Restated By-Laws is a summary and is qualified in its entirety by reference to the Amended and Restated By-Laws, which is included as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 12, 2026, the Corporation held its Annual Meeting. At the Annual Meeting, shareholders considered and voted on the following proposals, each of which is described in more detail in the Proxy Statement: (1) the election of Daniel M. Junius, Lawrence D. Kingsley and Sophie V. Vandebroek, PhD, each as a Class II director, for terms expiring at the 2029 annual meeting of shareholders; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered accounting firm for the current fiscal year; (3) the approval, on an advisory basis, of the compensation of the Corporation's named executive officers; (4) a proposal to amend the Corporation’s Amended and Restated Certificate of Incorporation to declassify the Board; (5) a proposal to amend the Corporation’s Amended and Restated Certificate of Incorporation to provide shareholders owning 25% of the shares of the Corporation's capital stock continuously for at least one year the right to have the Corporation call a special meeting; and (6) a shareholder proposal to give shareholders the ability to call for a special shareholder meeting.

The voting results at the Annual Meeting with respect to each of the matters described above, were as follows:

Proposal One:	Election of Directors.

Daniel M. Junius	64,788,207	3,589,314	49,290	4,524,699
Lawrence D. Kingsley	62,912,441	5,466,952	47,418	4,524,699
Sophie V. Vandebroek, PhD	60,951,897	7,383,566	91,348	4,524,699

Proposal Two:	Ratification of Appointment of Independent Registered Public Accounting Firm.

For	67,630,771
Against	5,285,163
Abstain	35,576
Broker Non-Votes	N/A

Proposal Three:	Advisory Vote to Approve Executive Compensation.

For	64,399,156
Against	3,954,026
Abstain	73,629
Broker Non-Votes	4,524,699

Proposal Four:	Amendment to Certificate of Incorporation to Declassify the Board.

For	68,306,553
Against	61,880
Abstain	58,378
Broker Non-Votes	4,524,699

Proposal Five:	Amendment to Certificate of Incorporation to Provide Shareholders Owning 25% of the Shares of our Capital Stock the Right to Have IDEXX Call a Special Meeting.

For	63,934,239
Against	690,137
Abstain	3,802,435
Broker Non-Votes	4,524,699

Proposal Six:	Shareholder Proposal to Give Shareholders the Ability to Call for a Special Shareholder Meeting.

For	28,179,566
Against	40,019,951
Abstain	227,294
Broker Non-Votes	4,524,699

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of IDEXX Laboratories, Inc., dated May 13, 2026.

3.2	Amended and Restated By-Laws of IDEXX Laboratories, Inc., amended through May 13, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: May 15, 2026	By:	/s/ Sharon E. Underberg
Sharon E. Underberg
Executive Vice President, General Counsel and Corporate Secretary